                                                                 EXHIBIT  99 (A)

                  BANKBOSTON REPORTS SECOND QUARTER NET INCOME
                       OF $250 MILLION OR $.83 PER SHARE
              11% GROWTH IN EARNINGS PER SHARE FROM FIRST QUARTER

     BOSTON, July 15, 1999 -- BankBoston Corporation (NYSE: BKB) reported today second quarter net income of $250 million, or $.83 per common share on a diluted basis. This compares with $223 million, or $.75 per share, in the first quarter of 1999 and $242 million, or $.80 per share, in the second quarter of 1998.

     Net income for the first half of 1999 was $473 million, or $1.58 per share, compared with net income for the first half of 1998 of $480 million, or $1.58 per share.

     Highlights were as follows (current quarter amounts shown for total revenues and operating income exclude business sale gains and valuation writedowns related to the transfer of commercial loans into an accelerated disposition portfolio):

     . Revenues, on a fully taxable equivalent basis, were $1,371 million, compared with $1,234 million in the prior quarter and $1,102 million in the second quarter of 1998. The growth from prior periods reflected increases from several businesses, including a record quarter from Robertson Stephens;

     . Operating income (pre-tax income before provision for credit losses), on a fully taxable equivalent basis, was $472 million in the second quarter, compared with $428 million in the prior quarter and $455 million in the second quarter of 1998;

     . The Corporation's Brazilian and Argentine operations continued their strong performance despite a difficult economic environment and together they reported an increase of approximately 50% in net income this year compared with the first half of 1998;

     . Return on average common equity was 19.92% in the second quarter, compared with 18.54% in the prior quarter and 20.70% in the second quarter of 1998;

     . Return on average assets was 1.25% in the second quarter, compared with 1.19% in the prior quarter and 1.36% in the second quarter of 1998;

     . Nonaccrual loans and OREO totaled $386 million at June 30, 1999, compared with $382 million at March 31, 1999 and June 30, 1998;

     . The provision for credit losses was $95 million in the second quarter, compared with $70 million in the prior quarter and $60 million in the second quarter of 1998. Net credit losses were $61 million in the current quarter, which represented a $5 million decline from the first quarter. This decline included: (a) higher recoveries of $45 million, which mainly resulted from a partial insurance recovery related to international private banking loans that had been charged off in the first quarter of 1998, and (b) higher chargeoffs of $40 million, which included the transfer of commercial loans into an accelerated disposition portfolio. Net credit losses in the second quarter of 1998 were $51 million. The reserve for credit losses grew to 1.89% of outstanding loans and leases at June 30, 1999, compared with 1.77% at March 31, 1999 and 1.70% at June 30, 1998;

     . The second quarter included a gain of $50 million from the sale of the Corporation's minority interest in Partners First (a credit card company) and valuation writedowns to noninterest income of $25 million resulting from the aforementioned transfer of commercial loans into an accelerated disposition portfolio.

NONINTEREST INCOME

The components of noninterest income are as follows:



    First                                                           Second Quarter                       Six Months
  Quarter                                                         ----------------                -----------------
     1999                      (in millions)                        1999      1998     Change        1999      1998     Change
---------                                                         ------    ------    -------     -------    ------    -------
    $ 334    Financial service fees and commissions               $ 456     $ 195       $261      $  789     $  360     $ 429
       34    Net equity and mezzanine profits                        26        84        (58)         59        136       (77)
       33    Mutual fund fees                                        35        32          3          67         62         5
       39    Personal trust fees                                     41        41          0          81         82       ( 1)
        7    Other trust and agency fees                              6         9        ( 3)         13         17       ( 4)
       39    Trading profits and commissions                         41        (4)        45          80         30        50
       45    Net foreign exchange profits                            37        32          5          82         61        21
      (2)    Securities gains/(losses), net                          (3)       11        (14)         (5)        36       (41)
       66    Other income                                            48        57        ( 9)        116         97        19
    -----                                                         -----     -----       ----      ------     ------     -----
      595    Subtotal                                               687       457        230       1,282        881       401
        0    Gain on sale of businesses                              50         0         50          50        165      (115)
        0    Valuation writedowns: commercial loans transferred     (25)        0        (25)        (25)         0       (25)
             into an accelerated disposition portfolio
    -----                                                         -----     -----       ----      ------     ------     -----
    $ 595    Total                                                $ 712     $ 457       $255      $1,307     $1,046     $ 261
    =====                                                         =====     =====       ====      ======     ======     =====

     . The significant growth in financial service fees and commissions is detailed below.

     . Equity and mezzanine profits declined in all comparisons mainly due to a lower level of sales activity. At June 30, 1999, the Private Equity portfolio had a carrying value of $1.5 billion compared with $1.2 billion at June 30, 1998.

     . Mutual fund fees improved in all comparisons due to a higher level of fees from Brazil, Argentina and international private banking. The Corporation remains among the top mutual fund providers in Brazil and Argentina at June 30, 1999, ranking fifth in Brazil with assets under management of $4.6 billion and first in Argentina with assets under management of $1.7 billion.

     . The improvement in trading profits and commissions from all prior periods was due, in part, to an increase in profits from Robertson Stephens, which was acquired by the Corporation during the third quarter of 1998. Also contributing to the improvement in the prior year comparisons were profits earned during 1999 by the Boston-based emerging markets trading unit compared with losses incurred during 1998.

     . Foreign exchange profits were up in both prior year comparisons as the Corporation's Boston-based business benefited from a greater volume of customer transactions due, in part, to volatile market conditions in 1999. Higher profits from the foreign exchange businesses in Chile and Mexico also contributed to the increases. Lower market volatility during the second quarter of 1999 resulted in a decline in profits from the high levels posted in the first quarter by the Boston-based business and Argentina.

     . Net securities losses were recorded in the current year periods while net gains, which were due to stronger domestic and international markets, were recorded in 1998.

     . The change in other income in the first quarter and six month comparisons was affected by gains that arose in the first quarter of 1999 from currency positions maintained in Brazil, as the Brazilian government devalued its currency by allowing it to float freely against the U.S. dollar. All comparisons of other income were affected by higher levels of earnings from minority owned subsidiaries; increased revenue from investments in bank owned life insurance policies (largely offset by the funding cost for the investment that was included in net interest revenue); and the recognition of translation losses in the second quarter of 1999, which had previously been included in the translation component of equity. In addition, the prior year comparisons reflected the impact of a gain from the second quarter of 1998 sale of the Corporation's minority interest in a Mexican pension company.

     . During the second quarter of 1999, the Corporation recorded a $50 million gain in connection with the sale of its minority interest in Partners First (a credit card company) and also recorded valuation writedowns of $25 million from the transfer of commercial loans into an accelerated disposition portfolio. During the first quarter of 1998, the Corporation recorded a gain of $165 million related to the sale of its 26% ownership interest in HomeSide Inc., a mortgage banking company.

     The components of financial service fees and commissions are as follows:


    First
  Quarter                                            Second Quarter                  Six Months
---------                                            --------------              --------------
     1999                (in millions)                1999     1998    Change     1999     1998    Change
---------                                            -----    -----    ------    -----    -----    ------
    $  80    Deposit and electronic banking fees     $  94    $  76      $ 18    $ 174    $ 146      $ 28
       20    Letters of credit and acceptance fees      19       19         0       39       38         1
       18    Other loan-related fees                    19       17         2       37       31         6
       21    Credit card fees                           23       12        11       44       22        22
       28    Syndication and agent fees                 26       20         6       54       35        19
       60    Underwriting fees                          89       10        79      149       16       133
       55    Brokerage fees and commissions             74        3        71      129        6       123
       20    Advisory fees                              72       11        61       91       16        75
       32    Other                                      40       27        13       72       50        22
    -----                                            -----    -----      ----    -----    -----      ----
    $ 334    Total                                   $ 456    $ 195      $261    $ 789    $ 360      $429
    =====                                            =====    =====      ====    =====    =====      ====

     . Deposit and electronic banking fees improved in all comparisons due mainly to an increase in domestic electronic banking fees, as well as higher fees from Argentina and Brazil.

     . The increase in credit card fees from the first quarter is mainly due to higher fees from Argentina and Brazil. Compared with prior year periods, the growth was mainly due to higher fees from Brazil and Uruguay. The latter was affected by the acquisition of OCA (a credit card and consumer finance company in Uruguay) during 1998.

     . Syndication and agent fees increased in the prior year comparisons due to a higher level of activity.

     . The significant increase in underwriting, brokerage and advisory fees in all comparisons relates to growth from Robertson Stephens, an investment banking company acquired by the Corporation during the third quarter of 1998. Business volumes have been very strong during the first half of 1999, particularly in the second quarter.

     . Other financial service fees improved in all comparisons due, in part, to a higher level of fees from Argentina and Brazil.

     NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $684 million for the second quarter of 1999, compared with $639 million in the prior quarter and $645 million in the second quarter of 1998. Net interest margin was 4.03% for the second and first quarters of 1999, compared with 4.17% in the second quarter of last year. For the first half of 1999, net interest revenue on a fully taxable equivalent basis was $1,324 million, compared with $1,252 million in the first half of 1998. Net interest margin was 4.03% for the first half of 1999, compared with 4.12% for the first half of 1998.

     The $45 million increase in net interest revenue from the prior quarter was due to (a) an increase from the Private Equity business due to a higher level of dividends, (b) an increase from Brazil due, in part, to wider spreads and the absence of a first quarter charge related to fiscal reforms that were passed by the Brazilian government, including certain tax measures and (c) wider spreads from Argentina. All of these factors also had a positive impact on net interest margin. In addition, one more day in the second quarter accrual period contributed to the improvement in net interest revenue. Overall, net interest margin was flat with the first quarter as the improvements discussed above were offset by the impact of a $2.5 billion increase in the average balance of liquid, lower-yielding assets in the Corporation's Section 20 subsidiary, needed to support a much higher level of activity in Robertson Stephens.

  Compared with prior year periods, net interest revenue improved while net interest margin declined. The increase in net interest revenue was mainly driven by Argentina, which benefited from wider spreads and an increase in average earning assets of approximately $1 billion. The latter reflected expansion activities, including the acquisition of Deutsche Bank Argentina and the opening of new branches. In addition, the net interest revenue comparisons also benefited from last year's acquisition of OCA and higher domestic loan
fees.   Partially offsetting the improvement in the six month comparison and contributing to the decline in net interest margin was the absence of net interest revenue from the national credit card business, which was contributed into a joint venture during the first quarter of 1998, and the impact of funding
costs associated with an investment in bank owned life insurance policies.   The
major factor behind the decline in net interest margin in both comparisons was a higher level of liquid, lower-yielding assets in the Corporation's Section 20 subsidiary to support the investment banking activities of Robertson Stephens, which was acquired by the Corporation during the third quarter of 1998. Average earning assets from the Section 20 subsidiary grew approximately $6.5 billion in the quarterly comparison and $5.5 billion in the six month comparison. This more than offset net interest margin improvements posted by Argentina and Brazil, as well as increases attributable to the OCA acquisition and higher domestic loan fees.

NONINTEREST EXPENSE

     The components of noninterest expense are as follows:

    First
  Quarter                                       Second Quarter                    Six Months
---------                                       --------------              ----------------
     1999             (in millions)              1999     1998    Change      1999      1998    Change
---------                                       -----    -----    ------    ------    ------    ------
    $ 473    Employee costs                     $ 547    $ 368      $179    $1,021    $  722      $299
      109    Occupancy & equipment                113       96        17       221       190        31
       27    Professional fees                     25       22         3        52        46         6
       25    Advertising and public relations      32       32         0        56        54         2
       35    Communications                        37       31         6        72        61        11
       13    Goodwill amortization                 13        8         5        25        16         9
      124    Other                                132       90        42       258       219        39
    -----                                       -----    -----      ----    ------    ------      ----
    $ 806    Total                              $ 899    $ 647      $252    $1,705    $1,308      $397
    =====                                       =====    =====      ====    ======    ======      ====

Below is an analysis of the changes in noninterest expense from the first quarter (dollars in millions):

------------------------------------------------------------------------------------------------------
Noninterest expense: first quarter 1999                                                           $806
------------------------------------------------------------------------------------------------------
 .  Increase in direct expenses from wholesale banking, mainly Robertson Stephens                    88
------------------------------------------------------------------------------------------------------
 .  Other factors, net (mainly advertising)                                                           5
                                                                                                  ----
------------------------------------------------------------------------------------------------------
Noninterest expense: second quarter 1999                                                          $899
                                                                                                  ====
------------------------------------------------------------------------------------------------------

     Noninterest expense increased $93 million from the first quarter of 1999 due mainly to higher expenses in the Wholesale Bank. This reflects an increase in incentive compensation which corresponds to a significantly higher level of revenue, principally from investment banking activities in Robertson Stephens.

Below is an analysis of the changes in noninterest expense from prior year periods (dollars in millions):

-------------------------------------------------------------------------------------------------------------------------
                                                                                                          Q2        6 MOS.
                                                                                                    ---------  -----------
--------------------------------------------------------------------------------------------------------------------------
Noninterest expense: 1998 period                                                                         $647      $1,308
-------------------------------------------------------------------------------------------------------------------------
 .  Increase in direct expenses from wholesale banking, mainly Robertson Stephens                          206         338
-------------------------------------------------------------------------------------------------------------------------
 .  Increase in direct expenses from Brazil and Southern Cone (Argentina, Uruguay, Chile)                   32          80
-------------------------------------------------------------------------------------------------------------------------
 .  Absence of Q1'98 charges related to the Regional Bank, as well as the realignments of the
   European and the private banking businesses                                                              0         (48)
-------------------------------------------------------------------------------------------------------------------------
 .  Other factors, net                                                                                      14          27
                                                                                                         ----      ------
-------------------------------------------------------------------------------------------------------------------------
Noninterest expense: 1999 period                                                                         $899      $1,705
                                                                                                         ====      ======
-------------------------------------------------------------------------------------------------------------------------

     As noted above, the vast majority of the increase in noninterest expense from the 1998 periods mainly reflects expansion activities by the Corporation including the acquisition of Robertson Stephens in the third quarter of 1998, branch expansion in Argentina and Brazil, and the acquisition of OCA. In addition, higher levels of incentive compensation associated with the growth in revenue also contributed to the increase.

CREDIT PROFILE

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                      6-30-99    3-31-99    12-31-98    9-30-98    6-30-98
                                                    --------   --------   ---------   --------   --------
  United States Operations:
    Commercial, industrial and financial            $ 16,603   $ 17,028   $  16,294   $ 18,218   $ 16,275
    Commercial real estate:
      Construction                                       353        228         215        209        219
      Other commercial real estate                     3,323      3,531       3,871      4,089      3,876
    Consumer-related loans:
      Residential mortgages                            1,729      1,840       2,035      2,111      2,229
      Home equity                                      2,051      2,325       2,294      2,672      2,871
      Credit card                                        375        379         404        393        412
      Other                                            2,357      2,433       2,532      2,693      2,753
    Lease financing                                    1,810      1,768       1,801      1,607      1,609
    Unearned income                                     (282)      (291)       (275)      (231)      (232)
                                                    --------   --------   ---------   --------   --------
                                                      28,319     29,241      29,171     31,761     30,012
                                                    --------   --------   ---------   --------   --------
  International Operations:
    Commercial                                        10,170     10,308      10,356     10,636     10,218
    Consumer-related loans:
      Residential mortgages                            1,281      1,249       1,251      1,383      1,318
      Credit card                                        351        327         362        339        248
      Other                                            1,166      1,162       1,192      1,164      1,087
    Lease financing                                      677        705         725        652        519
    Unearned income                                     (175)      (217)       (251)      (188)      (148)
                                                    --------   --------   ---------   --------   --------
                                                      13,470     13,534      13,635     13,986     13,242
                                                    --------   --------   ---------   --------   --------
  Total loans and lease financing                   $ 41,789   $ 42,775   $  42,806   $ 45,747   $ 43,254
                                                    ========   ========   =========   ========   ========

      Loans and leases were $41.8 billion at June 30, 1999 compared with $42.8 billion at March 31, 1999. The domestic portfolio declined approximately $900 million from March 31 mainly due to lower levels of commercial and home equity loans due, in part, to syndication and securitization activity, respectively. The international portfolio decreased slightly from March 31 as an increase in trade-related Brazilian loans was offset by declines related to syndication activities.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $386 million at June 30, 1999, compared with $382 million at March 31, 1999, and June 30, 1998. The growth in the international commercial portfolio from March 31 reflects the recessionary environment in Latin America and includes the placement of one large loan on nonaccrual. Nonaccrual loans and OREO represented .9% of related assets at June 30, 1999, March 31, 1999 and June 30, 1998.

     The components of consolidated nonaccrual loans and OREO are as follows:

  (in millions)                                  6-30-99   3-31-99   12-31-98   9-30-98   6-30-98
                                                --------  --------  ---------  --------  --------
  Domestic nonaccrual loans:
    Commercial, industrial and financial        $     54  $     81  $      86  $     71  $     63
    Commercial real estate:
      Construction                                     0         2          2         2         2
      Other commercial real estate                     9        17         19        30        33
    Consumer-related loans:
      Residential mortgages                           29        30         36        36        42
      Home equity                                     15        16         17        18        15
      Credit card                                      5         6          6         6         6
      Other                                           14        16         20        21        18
                                                --------  --------  ---------  --------  --------
                                                     126       168        186       184       179
                                                --------  --------  ---------  --------  --------
  International nonaccrual loans:
    Commercial                                       126        77         86       103       107
    Consumer-related loans:
      Residential mortgages                           58        56         50        39        36
      Credit card                                      6         8          6         7         6
      Other                                           48        49         47        33        26
                                                --------  --------  ---------  --------  --------
                                                     238       190        189       182       175
                                                --------  --------  ---------  --------  --------
      Total nonaccrual loans                         364       358        375       366       354
  OREO                                                22        24         27        29        28
                                                --------  --------  ---------  --------  --------
      Total                                     $    386  $    382  $     402  $    395  $    382
                                                ========  ========  =========  ========  ========

Provision and Reserve for Credit Losses

     The reserve for credit losses at June 30, 1999 was $792 million, or 1.89% of outstanding loans and leases, compared with $758 million, or 1.77% at March 31, 1999 and $734 million, or 1.70% at June 30, 1998. The reserve for credit losses was 218% of nonaccrual loans at June 30, 1999, compared with 212% at March 31, 1999 and 207% at June 30, 1998.

     The provision for credit losses was $95 million in the second quarter of 1999, compared with $70 million in the first quarter of 1999 and $60 million in the second quarter of 1998.

     Net credit losses were $61 million in the second quarter of 1999, compared with $66 million in the first quarter of 1999 and $51 million in the second quarter of 1998. The $5 million decline in net credit losses from the first quarter was due to higher recoveries of $45 million, which mainly resulted from a partial insurance recovery related to international private banking loans that had been charged off in the first quarter of 1998, and higher chargeoffs of $40 million, which included the transfer of commercial loans into an accelerated disposition portfolio. The carrying value of this portfolio was approximately $100 million at June 30, 1999.

     Net credit losses as a percent of average loans and leases on an annualized basis were .57% in the second quarter of 1999, compared with .63% for the first quarter of 1999 and .46% in the second quarter of 1998.

     Net credit losses were as follows:

      First                                              Second Quarter          Six Months
    Quarter                                           -----------------    ----------------
       1999               (in millions)                 1999       1998      1999      1998
-----------                                           ------     ------    ------    ------
               Domestic
      $  21    Commercial, industrial and financial   $  49      $   5     $  70     $  18
        (3)    Commercial real estate                     0         (1)       (3)       (2)
               Consumer-related loans:
          0    Residential mortgages                      0          1         0         3
          4    Credit card                                4          6         8        26
          1    Home equity                                1          1         2         3
         13    Other                                      9         11        22        30
      -----                                           -----      -----     -----     -----
         36                                              63         23        99        78
               International
          8    Commercial                               (25)        13       (17)       89
               Consumer-related loans:
          4    Credit card                                5          2         9         4
         18    Other                                     18         13        36        21
      -----                                           -----      -----     -----     -----
         30                                              (2)        28        28       114
      -----                                           -----      -----     -----     -----
      $  66    Total                                  $  61      $  51     $ 127     $ 192
      =====                                           =====      =====     =====     =====

THE CORPORATION

     BankBoston, with assets of $77.6 billion and some 25,000 employees, is the nation's oldest commercial bank and New England's only global bank. BankBoston is engaged in consumer, small business and corporate banking in New England; delivering sophisticated financial solutions to corporations and governments nationally and internationally; and full service banking in leading Latin American markets. The Corporation's common stock is listed on the New York and Boston stock exchanges.

     On March 14, 1999, the Corporation entered into an agreement and plan of merger with Fleet Financial Group, Inc. The merger, which will be accounted for as a pooling of interests, is subject to shareholder and regulatory approvals, and is expected to be completed late in the third quarter or early in the fourth quarter of 1999. A special meeting of the Corporation's stockholders to consider and vote on the planned merger with Fleet Financial Group, Inc. has been scheduled for August 11, 1999.

                                 ************

     This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) significant changes in world financial markets, particularly in Latin America and Asia; (2) the ability of various countries in Asia and Latin America, particularly in Brazil, to institute timely and effective economic policies; (3) developments in general economic conditions, both domestic and international, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (4) legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; (5) changes in the competitive environment for financial services organizations and the Corporation's ability to manage those changes; and (6) the Corporation's ability and resources, in both its domestic and international operations, to effectively execute its articulated business strategies and manage risks associated with the Year 2000 issue. In addition to these factors, the forward-looking statements in this press release relating to the Corporation's pending merger with Fleet Financial Group, Inc. are subject to a number of risks and uncertainties including, among other things, (1) the ability of the combined entity to fully realize expected cost savings from the merger or to realize those savings within the expected timeframe; (2) the level of revenues following the merger; (3) the level of costs related to the integration of the businesses of the Corporation and Fleet.

                           CONSOLIDATED BALANCE SHEET
(dollars in millions)

           March 31                                                               June 30
           --------                                                   -------------------
               1999                                                      1999        1998
           --------                                                   -------     -------
                        Assets
                        Securities:
            $13,516     Available for sale                            $13,427     $11,218
                410     Held to maturity                                  397         528

             42,775     Loans and lease financing                      41,789      43,254
               (758)    Reserve for credit losses                        (792)       (734)
            -------                                                   -------     -------
             42,017     Net loans and lease financing                  40,997      42,520

              6,939     Other earning assets                           10,128       5,704
             12,826     Cash and other assets                          12,615      10,529
            -------                                                   -------     -------
            $75,708     Total Assets                                  $77,564     $70,499
            =======                                                   =======     =======

                        Liabilities and Stockholders' Equity
            $48,468     Deposits                                      $49,036     $45,196
             13,878     Funds borrowed                                 14,989      13,654
              4,616     Notes payable                                   4,599       3,682
              2,788     Other liabilities                               2,871       1,992
                        Guaranteed preferred beneficial interests in
                995     Corporation's junior subordinated debentures      995         995
            -------                                                   -------     -------
             70,745     Total Liabilities                              72,490      65,519
            -------                                                   -------     -------

                        Stockholders' Equity
                  0     Preferred equity                                    0         278
              4,963     Common equity                                   5,074       4,702
            -------                                                   -------     -------
              4,963     Total Stockholders' Equity                      5,074       4,980
            -------                                                   -------     -------
            $75,708     Total Liabilities and Stockholders' Equity    $77,564     $70,499
            =======                                                   =======     =======

                           SELECTED AVERAGE BALANCES

      Quarter Ended                                                      Quarters Ended             Six Months Ended
      -------------                                                      --------------             ----------------
           March 31                                                             June 30                      June 30
           --------                                                      --------------             ----------------
               1999                                              1999              1998     1999               1998
               ----                                           -------    --------------  -------    ----------------
                       Assets
            $42,536    Loans and lease financing              $42,538           $44,196  $42,537             $43,952
             13,247    Securities                              13,898            11,188   13,574              10,898
             64,280    Total earning assets                    68,146            61,961   66,223              61,228
             76,110    Total assets                            80,544            71,236   78,338              70,476
                       Liabilities and Stockholders' Equity
             40,378    Interest bearing deposits               40,676            37,195   40,528              37,176
              7,038    Noninterest bearing deposits             7,424             8,209    7,232               8,411
            -------                                           -------           -------  -------             -------
             47,416    Total deposits                          48,100            45,404   47,760              45,587
              5,526    Notes payable (1)                        5,586             4,392    5,556               4,073
             59,280    Total interest bearing liabilities      63,212            54,641   61,257              53,932
              4,877    Common stockholders' equity              5,039             4,600    4,957               4,525
              4,877    Total stockholders' equity               5,039             4,878    4,957               4,803

(1) Amounts include guaranteed preferred beneficial interests in the Corporation's junior subordinated debentures.

CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)

    Quarter Ended                                                            Quarters Ended         Six Months Ended
         March 31                                                                   June 30                  June 30
-----------------                                                    ----------------------    ---------------------
             1999                                                         1999         1998         1999         1998
-----------------                                                    ---------    ---------    ---------    --------
         $1,371.7    Interest income                                 $1,447.7     $1,390.2     $2,819.4     $2,727.6
            736.9    Interest expense                                   769.5        750.7      1,506.4      1,484.8
         --------                                                    --------     --------     --------     --------
            634.8    Net interest revenue                               678.2        639.5      1,313.0      1,242.8
             70.0    Provision for credit losses                         95.0         60.0        165.0        200.0
         --------                                                    --------     --------     --------     --------
                     Net interest revenue after provision
            564.8    for credit losses                                  583.2        579.5      1,148.0      1,042.8
         --------                                                    --------     --------     --------     --------
                     Noninterest income:
            333.5    Financial service fees and commissions             455.7        194.6        789.2        359.7
             79.1    Trust and investment management fees                81.6         82.1        160.8        161.4
             39.0    Trading profits and commissions                     40.9         (3.7)        79.9         30.4
            (2.0)    Securities  gains/(losses), net                     (2.7)        11.4         (4.6)        36.2
            145.1    Other income                                       136.2        173.0        281.2        458.8
         --------                                                    --------     --------     --------     --------
            594.7    Total noninterest income                           711.7        457.4      1,306.5      1,046.5
         --------                                                    --------     --------     --------     --------
                     Noninterest expense:
            401.9    Salaries                                           482.5        305.1        884.5        597.8
             71.5    Employee benefits                                   65.1         63.3        136.6        124.2
             64.0    Occupancy expense                                   67.9         55.8        131.9        110.1
             44.6    Equipment expense                                   44.8         39.6         89.4         79.8
            223.5    Other expense                                      239.1        183.6        462.6        396.6
         --------                                                    --------     --------     --------     --------
            805.5    Total noninterest expense                          899.4        647.4      1,705.0      1,308.5
         --------                                                    --------     --------     --------     --------

            354.0    Income before income taxes                         395.5        389.5        749.5        780.8
            131.0    Provision for income taxes                         145.3        147.6        276.3        300.7
         --------                                                    --------     --------     --------     --------
         $  223.0    NET INCOME                                      $  250.2     $  241.9     $  473.2     $  480.1
         ========                                                    ========     ========     ========     ========


                     NET INCOME PER COMMON SHARE:
         $    .75    Basic                                           $    .84     $    .81     $   1.60     $   1.61
         $    .75    Diluted                                         $    .83     $    .80     $   1.58     $   1.58
         $    .32    DIVIDENDS PAID PER COMMON SHARE                 $    .32     $    .29     $    .64     $    .58

                     Average number of common shares, in thousands:
          295,935    Basic                                            296,832      293,769      296,386      293,159
          298,477    Diluted                                          301,662      298,275      300,095      297,579

         $      0    Preferred dividends                             $      0     $    4.4     $      0     $    8.8


                              NUMBER OF EMPLOYEES

                                                               June 30           Mar. 31            June 30
                                                                  1999              1999               1998
                                                           -----------         ---------         -----------
  Full time equivalent employees                                24,800            24,700             22,900

                                   OTHER DATA

(dollars in millions, except per share amounts)


    Quarter Ended                                                                     Quarters Ended                Six Months Ended
-----------------                                                                     ---------------              -----------------
         March 31                                                                             June 30                        June 30
-----------------                                                                     ---------------              -----------------
             1999                                                             1999               1998         1999              1998
-----------------                                                          -------    ---------------    --------- -----------------

   1.19%             Return on average total assets (annualized)             1.25%              1.36%        1.22%            1.37%
  18.54%             Return on average common equity (annualized)           19.92%             20.70%       19.25%           21.01%

$639.0               Net interest revenue, fully taxable equivalent basis  $684.6             $644.9     $1,323.7         $1,251.9
   4.03%             Consolidated net interest margin                        4.03%              4.17%        4.03%            4.12%

   3.55%             Domestic net interest margin (estimated)                3.52%              4.12%        3.53%            4.13%
   5.23%             International net interest margin (estimated)           5.29%              4.29%        5.26%            4.11%


         March 31                                                                  June 30
-----------------                                                   ----------------------
             1999                                                        1999         1998
-----------------                                                   ---------    ---------
                     COMMON STOCKHOLDERS' EQUITY:
         $  4,963    Common stockholders' equity                    $  5,074     $  4,702
          296,626    Common shares outstanding, in thousands         297,041      294,126
                     Per common share:
         $  16.73    Book value                                     $  17.08     $  15.99
            43.31    Market value                                      51.13        55.63

                     CAPITAL RATIOS/REGULATORY CAPITAL:
             5.57%   Tangible Common Equity ratio                       5.59%        6.09%
                     Risk-based capital ratios:                     Estimate
              7.2%   Tier 1 capital ratio (minimum required 4.00%)       7.5%         8.4%
             11.5%   Total capital ratio (minimum required 8.00%)       11.9%        13.0%
              6.9%   Leverage ratio                                      6.8%         7.8%
         $  5,186    Tier 1 capital                                 $  5,383     $  5,491
            8,335    Total capital                                     8,566        8,524
           72,200    Total risk-adjusted assets                       72,086       65,351

                           RESERVE FOR CREDIT LOSSES

(dollars in millions)

   Quarter Ended                                               Quarters Ended          Six Months Ended
        March 31                                                      June 30                   June 30
----------------                                         --------------------     ---------------------
            1999                                             1999        1998         1999         1998
----------------                                         --------     -------     --------     --------
          $753.5     Beginning balance                   $ 757.4      $725.1      $ 753.5      $ 711.6

            70.0     Provision for credit losses            95.0        60.0        165.0        200.0
             0.0     Reserve of acquired companies           0.0         0.0          0.0         14.0

           (83.6)    Credit losses                        (122.7)      (73.4)      (206.2)      (229.6)
            17.5     Recoveries                             62.1        22.2         79.5         37.9
         -------                                         -------      ------      -------      -------
           (66.1)    Net credit losses                     (60.6)      (51.2)      (126.7)      (191.7)
         -------                                         -------      ------      -------      -------

          $757.4     Ending balance                      $ 791.8      $733.9      $ 791.8      $ 733.9
         =======                                         =======      ======      =======      =======

            1.77%    Reserve as a % of loans and leases     1.89%       1.70%        1.89%        1.70%
         =======                                         =======      ======      =======      =======

             212%    Reserve as a % of nonaccrual loans      218%        207%         218%         207%
         =======                                         =======      ======      =======      =======